As filed with the Securities and                    Registration No. 333-_______
Exchange Commission on December 23, 1999

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                               -------------------
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                         ------------------------------


                    STARWOOD HOTELS & RESORTS WORLDWIDE, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


                                    MARYLAND
         (STATE OR OTHER JURISDICTION OF INCORPORATION OR ORGANIZATION)


                                   52-0901263
                      (I.R.S. EMPLOYER IDENTIFICATION NO.)


                             777 WESTCHESTER AVENUE
                             WHITE PLAINS, NY 10604
                                 (914) 640-8100
               (ADDRESS INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
        INCLUDING AREA CODE, OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)


      STARWOOD HOTELS & RESORTS WORLDWIDE, INC. DEFERRED COMPENSATION PLAN
                            (FULL TITLE OF THE PLAN)


                            JONATHAN H. YELLEN., ESQ.
        VICE PRESIDENT, ASSOCIATE GENERAL COUNSEL AND ASSISTANT SECRETARY
                    STARWOOD HOTELS & RESORTS WORLDWIDE, INC.
                             777 WESTCHESTER AVENUE
                             WHITE PLAINS, NY 10604
                                 (914) 640-8100
           (NAME AND ADDRESS INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
                   INCLUDING AREA CODE, OF AGENT FOR SERVICE)


                                    Copy to:
                              LAURA A. LOFTIN, ESQ.
                                 SIDLEY & AUSTIN
                              555 WEST FIFTH STREET
                              LOS ANGELES, CA 90013
                                 (213) 896-6000


                         CALCULATION OF REGISTRATION FEE



                                                                                  Proposed
            Title Of                                           Proposed            Maximum
           Securities                            Amount         Maximum           Aggregate         Amount Of
        to be Registered                         To Be       Offering Price       Offering        Registration
                                              Registered      Per Unit(2)         Price(2)           Fee(3)

Deferred Compensation Obligations(1)       $15,000,000(2)       100%            $15,000,000(2)     $3,960.00


(1) The Deferred Compensation Obligations are unsecured obligations of Starwood Hotels & Resorts Worldwide, Inc. to pay deferred compensation in the future in accordance with the terms of the Starwood Hotels & Resorts Worldwide, Inc. Deferred Compensation Plan. Pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.

(2) Estimated solely for the purpose of calculating the registration fee, and pursuant to Rule 457(h) under the Securities Act of 1933, based upon an estimate of the amount of compensation to be deferred by participants.

                                     PART I
              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS


Item 1.  Plan Information*

Item 2.  Registrant Information and Employee Plan Annual Information*

* Information required by Part I to be contained in the Section 10(a) prospectus is omitted from the Registration Statement in accordance with Rule 428 under the Securities Act of 1933, as amended (the "Securities Act"), and the Note to Part I of Form S-8.

                                     PART II
                           INFORMATION REQUIRED IN THE
                             REGISTRATION STATEMENT


Item 3.  Incorporation of Documents by Reference

                  The following documents previously filed by Starwood Hotels & Resorts Worldwide, Inc., a Maryland corporation (the "Corporation"), with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), are incorporated herein by reference and shall be deemed to be a part hereof:

                           (a) The Joint Annual Report of the Corporation and Starwood Hotels & Resorts (the "Trust") on Form 10-K for the fiscal year ended December 31, 1998, as amended by Form 10-K/A dated May 17, 1999;

                           (b) The Joint Quarterly Reports on Form 10-Q of the Corporation and the Trust for the quarters ended March 31, 1999, June 30, 1999 and September 30, 1999 (as amended by a Form 10-Q/A dated November 16, 1999); and

                           (c) The Joint Current Reports on Form 8-K of the Corporation and the Trust dated January 6, 1999, March 15, 1999, April 27, 1999, May 17, 1999, July 9, 1999, July 19, 1999 and December 22,
         1999.

                  All documents filed by the Corporation and/or the Starwood Hotels & Resorts Worldwide, Inc. Deferred Compensation Plan (the "Plan") pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which de-registers all securities then remaining unsold, are deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the respective dates of filing of such documents (such documents, and the documents enumerated in paragraphs (a) through (c) above, being hereinafter referred to as "Incorporated Documents").

                  Any statement contained in an Incorporated Document shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed Incorporated Document modifies or supersedes such first statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.  Description of Securities

                  Under the Plan, the Corporation will provide eligible employees the opportunity to agree to the deferral of a specified percentage of a portion of their cash compensation. An employee of the Corporation or its participating affiliates who is selected by the committee administering the Plan (the "Committee") to participate therein may elect to defer all or a part (but not less than 10%) of (i) the eligible cash portion of any annual award payable to the Participant under the Starwood Hotels & Resorts Worldwide, Inc. Annual Incentive Plan (the "AIP"), (ii) any signing bonus payable to the Participant or
(iii) any other compensation designated by the Committee as eligible for deferral under the Plan. All amounts so deferred by a Participant will be treated as if invested in certain deemed investment funds individually chosen by each Participant from a list of investment benchmarks provided pursuant to the Plan. The obligations of the Corporation under the Plan (the "Obligations") will be unsecured general obligations of the Corporation to pay the deferred compensation in the future in accordance with the terms of the Plan, and will rank pari passu with other unsecured and unsubordinated indebtedness of the Corporation from time to time outstanding.

                  The amount of compensation to be deferred by each Participant will be determined in accordance with the Plan based on elections by each Participant. Each Obligation will be payable on a date selected by each Participant in accordance with the terms of the Plan. The Obligations will be indexed to the deemed investment funds individually chosen by each Participant. Each Participant's Obligations will be adjusted to reflect the investment experience, whether positive or negative, of the Participant's deferral account, including any appreciation or depreciation. The Obligations will be denominated and be payable in United States dollars.

                  A Participant's right or the right of any other person to the Obligations cannot be assigned, alienated, transferred, pledged or encumbered except by a written designation of a beneficiary under the Plan, by written will, or by the laws of descent and distribution.

                  The Obligations are not subject to redemption, in whole or in part, prior to the individual payment dates specified by each Participant, at the option of the Corporation or through operation of a mandatory or optional sinking fund or analogous provision. However, the Corporation reserves the right to amend or terminate the Plan at any time, except that no such amendment or termination shall adversely affect the right of a Participant to the balance of his or her deferred account as of the date of such amendment or termination.

Item 5.  Interests of Named Experts and Counsel

                  Not applicable.

Item 6.  Indemnification of Directors and Officers

                  The Maryland General Corporation Law (the "MGCL") permits a Maryland corporation to include in its charter a provision limiting the liability of its directors and officers to the corporation and its stockholders for money damages except for liability resulting from (a) actual receipt of an improper benefit or profit in money, property or services or (b) active and deliberate dishonesty established by a final judgment as being material to the cause of action. The charter (the "Charter") of Starwood Hotels & Resorts Worldwide, Inc. ("the Corporation") contains such a provision which eliminates such liability to the maximum extent permitted by the MGCL.

                  The Charter provides that the Corporation shall indemnify, to the fullest extent permitted by law, all persons who may be indemnified pursuant to the MGCL. The MGCL requires a corporation (unless its charter provides otherwise, which the Charter does not) to indemnify a director or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he is made a party by reason of his service in that capacity. The MGCL permits a corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made a party by reason of their service in those or other capacities unless it is established that (a) the act or omission of the director or officer was material to the matter giving rise to the proceeding and (i) was committed in bad faith or (ii) was the result of active and deliberate dishonesty, (b) the director or officer actually received an improper personal benefit in money, property or services or
(c) in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful. However, under the MGCL, a Maryland corporation may not indemnify for an adverse judgment in a suit by or in the right of the corporation or for a judgment of liability on the basis that personal benefit was improperly received, unless in either case a court orders indemnification and then only for expenses. In addition, the MGCL permits a corporation to advance reasonable expenses to a director or officer upon the receipt by the corporation of (a) a written affirmation by the director or officer of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification by the corporation and (b) a written undertaking by or on his or her behalf to repay the amount paid or reimbursed by the corporation if it shall ultimately be determined that the standard of conduct was not met.

                  The Corporation has entered into indemnification agreements with its directors and executive officers providing for the maintenance of directors and officers liability insurance, subject to certain conditions, and the indemnification of and advancement of expenses to such directors and executive officers.

Item 7.  Exemption From Registration Claimed.

                  Not applicable.

Item 8.  Exhibits.

         Exhibit
         Number     Description of Exhibit
         ------     ----------------------

         5.1        Opinion of Sidley & Austin.

         23.1       Consent of Arthur Andersen LLP.

         23.2       Consent of Sidley & Austin (included in Item 5.1).

         24.1       Powers of Attorney (included on signature pages hereto).

Item 9.  Undertakings

         (a) The undersigned registrant (the "Registrant") hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act of 1933");

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement.

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if this Registration Statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


                  Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of White Plains, State of New York, on this 9th day of December, 1999.

                  STARWOOD HOTELS & RESORTS
                  WORLDWIDE, INC.

                  By: /s/ Jonathan H. Yellen
                     ------------------------------------------

                  Name:  Jonathan H. Yellen
                       ----------------------------------------

                  Title: Vice President, Associate General
                        ---------------------------------------
                         Counsel & Assistant Secretary
                        ---------------------------------------



                                POWER OF ATTORNEY


                  Each person whose signature to the Registration Statement appears below hereby appoints Ronald C. Brown, Thomas C. Janson, Jr. and Jonathan H. Yellen, and each of them, as his or her attorneys-in-fact, with full power of substitution and re-substitution, to execute in the name and on behalf of such person, individually and in the capacity stated below, and to file, all amendments to this Registration Statement, which amendments may make such changes in and additions to this Registration Statement as such attorneys-in-fact may deem necessary or appropriate.

                  Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.


/s/ Barry S. Sternlicht        Chairman, Chief Executive                        December 6, 1999
------------------------       Officer and Director
Barry S. Sternlicht            (Principal Executive Officer)


/s/ Ronald C. Brown            Executive Vice President and                     December 6, 1999
------------------------       Chief Financial Officer (Principal
Ronald C. Brown                Financial and Accounting Officer)


/s/ Brenda C. Barnes           Director                                         December 8, 1999
------------------------
Brenda C. Barnes

/s/ Jean-Marc Chapus           Director                                         December 8, 1999
------------------------
Jean-Marc Chapus

/s/ Bruce W. Duncan            Director                                         December 5, 1999
------------------------
Bruce W. Duncan


/s/ Jonathan D. Eilian         Director                                         December 7, 1999
------------------------
Jonathan D. Eilian


/s/ Madison F. Grose           Director                                         December 7, 1999
------------------------
Madison F. Grose


/s/ Eric Hippeau               Director                                         December 8, 1999
------------------------
Eric Hippeau

/s/ Earle F. Jones             Director                                         December 8, 1999
------------------------
Earle F. Jones

/s/ L. Dennis Kozlowski        Director                                         December 8, 1999
------------------------
L. Dennis Kozlowski

/s/ Michael A. Leven           Director                                         December 6, 1999
------------------------
Michael A. Leven

/s/ George J. Mitchell         Director                                         December 5, 1999
------------------------
George J. Mitchell

/s/ Stephen R. Quazzo          Director                                         December 8, 1999
------------------------
Stephen R. Quazzo

/s/ Daniel H. Stern            Director                                         December 8, 1999
------------------------
Daniel H. Stern

/s/ Raymond S. Troubh          Director                                         December 7, 1999
------------------------
Raymond S. Troubh

/s/ Daniel W. Yih              Director                                          December 7, 1999
------------------------
Daniel W. Yih


         Pursuant to the requirements of the Securities Act of 1933, the trustee (or other persons who administer the employee benefit plan) have duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of White Plains, State of New York, on December 9, 1999.

                                        STARWOOD HOTELS & RESORTS
                                        WORLDWIDE, INC.
                                        DEFERRED COMPENSATION PLAN



                                        By: /s/ Susan R. Bolger
                                           -----------------------------------
                                           Susan R. Bolger
                                           on behalf of the Starwood Hotels &
                                           Resorts Worldwide, Inc. Deferred
                                           Compensation Plan Administrative
                                           Committee

                                  EXHIBIT INDEX


         Exhibit
         Number
         ------

         5.1        Opinion of Sidley & Austin.

         23.1       Consent of Arthur Andersen LLP.

         23.2       Consent of Sidley & Austin (included in Item 5.1).

         24.1       Powers of Attorney (included on signature pages hereto).